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                                                                     EXHIBIT (j)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 8, 2002 and to all references to our firm included in or made a part of this registration statement of the Driehaus Mutual Funds.




                                                         /s/ Arthur Andersen LLP



Chicago, Illinois
April 22, 2002